[Letterhead of Sutherland Asbill & Brennan LLP]

                                              August 1, 2000


State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 7 to the registration statement on Form N-4 for State Farm Life Insurance Company Variable Annuity Separate Account (File No. 333-19189). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:   /s/ Stephen E. Roth
                                               ---------------------------
                                                     Stephen E. Roth, Esq.